EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-196012, 333-167887, 333-134630, 333-115841 and 333-85900) and Form S‑3 (Nos. 333‑207191 and 333‑197345) of our report dated March 17, 2014, with respect to the consolidated financial statements of Harvest Natural Resources, Inc. and subsidiaries for the year ended December 31, 2013, included on this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ UHY LLP

Farmington Hills, Michigan

March 29, 2016